                                                                    EXHIBIT 99.1


                            WEST COAST BANCORP, INC.

                Special Meeting of Shareholders, April 15, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of Common Shares of West Coast Bancorp, Inc. ("West Coast"), a corporation organized under the laws of the state of Florida, does hereby appoint Thomas R. Cronin, Sr. and Michael P. Geml, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the West Coast Common Shares that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on February 28, 1997, at the Special Meeting of Shareholders of West Coast, to be held in the lobby of the First National Bank of Southwest Florida headquarters at 2724 Del Prado Boulevard South, Cape Coral, Florida 33904, on April 15, 1997 at 5:00 p.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

(1)      APPROVAL OF ACQUISITION PROPOSAL

         Proposal to approve and adopt the Agreement and Plan of Merger dated November 15, 1996, as amended on February 28, 1997, among F.N.B. Corporation, Southwest Banks, Inc. and West Coast as described in the accompanying Proxy Statement-Prospectus dated March 7, 1997.

  [ ]      FOR              [ ]     AGAINST                   [ ]     ABSTAIN

(2) In their discretion, on such other business as may properly come before the meeting.

                     (Please Sign and Date on Reverse Side)

                          (Continued from other side)

                                        PLEASE SIGN AND RETURN PROMPTLY.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL.

PLEASE ENTER THE NUMBER OF WEST COAST COMMON SHARES YOU OWN: ________________

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting).

                             [ ]   I plan to attend the Special Meeting.
                             [ ]   I do not plan to attend the Special Meeting.

                                   Date:                                       , 1997
                                        ---------------------------------------
                                   Signature(s):
                                                --------------------------------------

                                   ---------------------------------------------------

                                   ---------------------------------------------------
                                           Title or Authority (if applicable)

                                   PLEASE SIGN YOUR NAME HERE EXACTLY AS IT APPEARS
                                   HEREON.  JOINT OWNERS SHOULD EACH SIGN.  WHEN
                                   SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                   TRUSTEE, GUARDIAN, CORPORATE OFFICER OR OTHER
                                   SIMILAR CAPACITY, SO INDICATE.  IF THE OWNER IS A
                                   CORPORATION, AN AUTHORIZED OFFICER SHOULD SIGN FOR
                                   THE CORPORATION AND STATE HIS TITLE.  THIS PROXY
                                   SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL
                                   CAPACITIES THAT THEY ARE HLD BY THE SIGNATORY.